UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Wheeling - Pittsburgh Corporation

(Name of Registrant as Specified In Its Charter)

Esmark Incorporated

Bouchard Group, L.L.C.

Franklin Mutual Advisers, LLC

James P. Bouchard

Craig T. Bouchard

Albert G. Adkins

Clark Burrus

C. Frederick Fetterolf

James V. Koch

George Muñoz

Joseph Peduzzi

James A. Todd

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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S E P T E M B E R 2 0 0 6 * * * * * * * * * * * * * * * * * * * * *

Esmark Incorporated, together with the other participants indicated below, filed a revised preliminary proxy statement with the SEC on
September 22, 2006 relating to the solicitation of proxies for the election of a slate of director nominees at the 2006 annual meeting of shareholders of Wheeling-Pitt. Esmark’s revised preliminary proxy statement contains information on the participants in Esmark’s solicitation and their interests in Wheeling-Pitt. Esmark and the other participants intend to file a definitive proxy statement and accompanying proxy card with the SEC. Esmark urges Wheeling-Pitt shareholders to read the definitive proxy statement in its entirety when it becomes available because it will contain important information. When filed, the definitive proxy statement will be available at no charge at the SEC’s website at http://www.sec.gov. The participants will provide copies of the definitive proxy statement without charge upon request made to Esmark’s proxy solicitor, Innisfree M&A Incorporated, at its toll-free number (888)750-5834. The participants in this proxy solicitation are anticipated to be Esmark, the Bouchard Group, L.L.C., Franklin Mutual Advisers, LLC and
certain of its directors and officers, James P. Bouchard, Craig T. Bouchard, Albert G. Adkins, Clark Burrus, C. Frederick Fetterolf,
James V. Koch, George Muñoz, Joseph Peduzzi, and James A. Todd.
This presentation contains forward-looking statements.  These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially.  These risks and uncertainties include the ability to successfully solicit sufficient proxies to elect Esmark’s nominees for director and the ability to achieve anticipated cost savings as a result of the proposed merger, competition in the steel industry, dependence on suppliers of raw materials, and cyclical demand for steel products.
Information contained herein is based upon publicly available information.

Agenda Page Overview 2 Formation of Esmark Strategy comes first not later 10 acquisitions in 3 years…our process Why buy a steel mill? The Wheeling Pitt transaction The financial and strategic logic 2

The Bouchard Group Initiates Purchasing Steel Assets 2003 Esmark Incorporated Formed 2004 Founding the Company 3

“Good business leaders create a vision, articulate the vision passionately, own the vision, and relentlessly drive to completion” Jack Welch 4

$19
$413
$625
2004 2005 2006E
$1
$17
$41
2004 2005 2006E
Historical and projected sales ($ millions) Historical and projected EBITDA ($ millions)
Source: Preliminary company audits
Note:  2004 represents results for period beginning 11/9/04 and ending 12/31/04, 2006 figures include annualized sales and EBITDA for Independent Steel
Esmark Today… 3 Years Later

$58 $58
$109 $109
$116 $116
$71 $71
$34 $34
$128 $128
$33
$33
$22 $22
$53 $53
$58
$167
$283
$354
$388
$515
$548
$571
$625
$625
Source: Company projections
1 2006 figures include annualized sales and EBITDA for Independent Steel
EBITDA: $4.8 $5.2 $6.1 $1.0 $3.3 $15.7 $1.6 $1.6 $1.9 $41
Build up to 2006’s budgeted sales of $625 million
ECT, LLC
+
Sun Steel
+
Century
Steel
+
Great
Western
+
US
Metals
+
Esmark = Miami
Valley
Feb 2004
Sun Steel
June 2003
ECT, LLC
Jan 2005
Century
Steel
July 2005
Miami Valley
March 2005
US Metals
& Supply
Jan 2005
Great Western
Steel
Jan 2006
North American
Jan 2006
Premier
Resource
+
North
American
Steel
+
Premier
Resource
Group
Esmark Acquisition Timeline
July 2006
Independent
Steel¹
Independent
Steel
+

Top 30 ranked by 2004 revenues ($mm)
Source: Metal Center News (September 2005); company filings; 2005 figures are actual or estimated
1 2005 revenues pro forma for Ryerson’s acquisition of Integris Metals
2 2005 revenues pro forma for Reliance Steel’s acquisition of Earle M. Jorgensen
3 Revenues reflect combined pro forma Esmark and Wheeling-Pitt
$19
$413
$625
$650
2004 2005 2006E 2007E
Sales ($ millions)
EBITDA ($ millions)
EBITDA margins
$1
$17
$41
$47
2004 2005 2006E 2007E
6.7%
4.2%
6.6%
7.3%
2004 2005 2006E 2007E
Source: Preliminary company audits and projections
Note:  2004 represents results for period beginning 11/9/04 and ending 12/31/04,
2006 figures include annualized sales and EBITDA for Independent Steel
Esmark’s Position in Domestic Steel Distribution

Company 2004 revenues 2005 revenues
Ryerson
1
$3,300 $5, 780
Reliance Steel 2 2,947 4,980
Russel Metals 2,418 2,500
Thyssen Krupp 2,200 NA
New combined company
3
1,943 2,073
Samuel Son & Co 1,830 2,000
Metals USA 1,510 1,700
MacSte el Service Centers 1,500 NA
Carpenter Technology 1,300 NA
O'Neal Steel 1,300 1,400
Worthington Steel 1,300 1,800
PNA Group 1,210 1,300
McJunkin 1,100 1,400
Namasco 1,100 1,100
Gibraltar Steel 1,015 1,178
Olympic Stee l 894 939
Steel Technologies 786 1,002
Marmon/Keystone 750 800
Central Steel & Wire Co 698 750
Alro Steel Corp 690 NA
A.M. Castle & Co 670 1,000
Heidtman Steel Products 658 660
Kenwal Steel Corp 592 700
Steel Warehou se 576 605
Esmark (pro forma for acquisitions ) 537 512
Majestic Steel USA 488 NA
Primary Steel 400 400
Cargill Steel 350 420
TW Metals 350 380
Norfolk Iron & Metal Co. 335 350

80% of companies grow via acquisitions… … but many miss on key issues
To assemble a large industrial company, organic growth
must be supplemented by successful acquisitions
Source: Bain survey of Fortune 1,000 companies
Acquisitions played
an important role
80%
Primarily organic
growth
20%
66% overestimated synergies
70% miss on revenue
40% miss on cost
50% failed to discover target had been
dressed for sale
50% failed to highlight critical issues
45% failed to recognize there was sufficient
strategic fit

Revenue synergies Price Cost synergies Acquisition Formula: Attention to Detail + The Human Dimension + + 9

Working Capital Adjustments, No Legacy Costs Accepted, Escrow
Due diligence process at Esmark is a tight team of professionals with little or no turnover.
E&Y Global Due Diligence
Deloite Global Due Diligence
Patzik, Frank and Samotny Ltd.
McGuire Woods LLP
Laner Muchin Dombrow, Becker, Levin & Tominberg Ltd.
Environ
Intensity varies by legal stage
Esmark’s Process; No Special Orders
Preliminary
diligence
Business and
legal diligence
Confirming
diligence
Audit
Valuation

Confidentiality
agreement
Letter of
intent
Contract
signing
Closing

FINISHED FILES ARE THE RE SULT OF YEARS OF SCIENTI FIC STUDY COMBINED WITH THE EXPERIENCE OF YEARS... 11

Combining the nation’s 4th largest steel mill, Wheeling-Pitt, with Esmark’s rapidly growing service center and converter distribution network provides an opportunity for the new combined company to take a leadership role in the U.S.
steel industry. Esmark will be able to offer faster, better and more consistent service than any of its competitors.
The company will be managed by a world-class management team composed of some of the best technical people in the industry and overseen by a strong and independent board of directors
The new company will have the goal of gradually converting Wheeling-Pitt into a low-cost mini-mill and slab converter with an expanded customer base of 4,000, which would be unparalleled in the industry
Esmark is continuing on its path of acquiring distribution companies
By leading the shift to a new steel industry model in North America, the combined company would represent a significant investment opportunity for
Wheeling-Pitt stockholders
Where does a Mill fit in the Esmark strategy?

Esmark’s offer to reverse merge with WPSC
Wheeling-Pitt would issue 26.5 million new common shares to Esmark stockholders valued at approximately $473 million, based on the closing share price of $17.86 as of July 14, 2006
The proposed transaction would value Esmark at approximately $273 million* and reflects a $200 million cash infusion from Esmark’s largest shareholders, funds controlled by
Franklin Mutual Advisers, LLC, immediately prior to the proposed transaction
Esmark has arranged financing related to the proposed merger, including a $350 million facility for the combined company to be led by JPMorgan Chase Bank, N.A., in addition to the $200 million Franklin Mutual equity investment
Subsequent to the merger, Esmark expects that the new company would offer to purchase up to 50% of the shares of current Wheeling-Pitt stockholders at a price of $20.00 per share, reflecting a 12% premium to the closing share price of $17.86 on July 14, 2006
The decision of whether a stockholder would tender his or her shares in the offer would be at each stockholder’s discretion
It is expected that the contribution of Esmark’s liquidity would be available to the combined company to improve facilities, expand production capabilities and capitalize on market opportunities
Increased value for Wheeling-Pitt stockholders
* Does not reflect any acquisitions made by Esmark after July 14, 2006

Current and pro forma product mix
Source:  Company filings, IBES
Note:  Market data as of 9/21/06; all financials calendarized to 12/31 year end
FV/2006E EBITDA
Financial Logic: Post WPSC, Esmark intends to command a high distribution multiple due to its large customer base, consistency of service and dependability of supply relationships
5.2x
4.5x 4.5x
4.3x
4.1x
3.5x
7.0x
6.9x
6.2x
6.1x
3.1x
4.8x
4.8x
Oregon Steel      AK         Commercial
Mills Steel Metals
Nucor Steel
Dynamics
Ipsco U.S. Steel Worthington Steel
Technologies
Ryerson Gibraltar
Industries
Olympic
Steel
Reliance
Steel
Producers
Median 6.1x
Processors/distributors
Median 4.3x
44%
33%
25%
56%
67%
75%
Wheeling-Pitt standalone Pro forma Target
Production Distribution

FV/2006E EBITDA FV/2007E EBITDA
Median = 5.7x
Median = 6.1x
Source: Tradeline, Bloomberg and company filings; market data as of 9/21/06
FV/2006E EBITDA – LTM CapEx
Median = 7.2x
Esmark’s valuation versus the comparable peers
Implied multiples of Esmark
1
Projected 12/31/06 balance sheet data; cash reflects $200mm cash infusion from Franklin Mutual Advisers, LLC
2
Does not include value of Independent Steel

Value
Equity value
$473
Plus
debt¹
0
Less cash
1 200
Implied firm value
2
$273
2006E 2007E
EBITDA
$41 $47
Multiple of EBITDA
6.7x 5.8x
5.8x
6.7x
6.0x
5.7x
5.6x
4.6x
5.5x
Esmark RYI WOR ROCK STTX ZEUS RS
6.7x
7.0x
6.9x
6.2x
6.1x
4.8x
4.8x
Esmark WOR STTX RYI ROCK ZEUS RS
7.0x
9.9x
9.0x
7.2x 7.2x
5.6x
5.7x
Esmark STTX WOR ROCK RYI RS ZEUS

Supply chain integration
Esmark management has a profitable distribution platform with significant growth opportunities
Esmark aspires to be the first distributor with reliable 48 hour JIT delivery to a broad set of customers
Inventory management
Service centers have historically struggled financially when inventory levels increased above three months.
Having access to its supply will allow Esmark to run its distribution business with industry low inventory levels
Esmark would provide Wheeling-Pitt with a direct link between production, distribution and end-user
—
Supply chain management will yield control of inventory cycles by matching production with orders
Customer access and service
Once combined, Esmark will have the largest customer base of any steel services company in North America with significant competitive advantages
—
Within one year, Esmark anticipates that the customer base will grow from 2,000 to 4,000 with over 120 sales personnel in the U.S.  Esmark is already targeting acquisitions to achieve this growth
Low-cost producer
Wheeling-Pitt’s state-of-the-art electric arc furnace combined with Esmark’s entrepreneurial low-cost distribution platform should position the new company to have one of the lowest cost steel supply chains in the
U.S.
Esmark will import low cost slabs in large volumes to provide immediate raw material and production savings
De-lever the balance sheet
The transaction will create a stronger capitalized company to provide greater financial flexibility
Esmark is focused on building a conservative balance sheet for the combined company
Transaction merits
Industrial Logic

Albert G. Adkins
Former CAO of Marathon Oil, Controller of US
Steel (USX), and VP of Accounting and Finance
for Delhi Gas Pipeline Corporation
Jim Bouchard
Metron, Ryerson, US Steel, CEO of Esmark
Craig Bouchard
First Chicago, Numerix, President of Esmark
Clark Burrus
Former CFO of City of Chicago, Chairman of
Chicago Transit Authority (CTA), Vice Chairman
of First Chicago Capital Markets, and member of
City of Chicago Board of Education
C. Frederick Fetterolf
Former President and COO of Alcoa, current
Director on Board of Aleris International, former
Director on Boards of Alleghany Technologies,
Mellon Bank, Praxair, Union Carbide, Quaker
State, Dentsply International, Teledyne
Technologies
James V. Koch
Former President of Old Dominion University,
former President of University of Montana, Ph.D.
economist, current Board member for the
MacArthur Foundation and the Bureau of Business
and Economic Research
George Muñoz
Former Assistant Secretary for Management and
Chief Financial Officer of U.S. Treasury
Department, CEO of Overseas Private
Investment Corp, President of Muñoz Investment
Banking Group, LLC, Partner at Tobin, Petkus &
Muñoz, current Director on Boards of Marriot
International, Altria Group, Anixter International,
and MWH, current Trustee for the National
Geographic Society
Joseph Peduzzi
Founder and President of Tiberius Qualified Master
Fund, Managing Partner at TF Asset
Management, Partner at Montrachet Capital
Management, former President of Peduzzi
Investment Group, derivatives trader at
Susquehanna Investment Group
James A. Todd
Former CEO of Birmingham Steel, current CEO of
CanAm Corporation
Esmark’s Strong Director Slate

“Companies are owned by Shareholders and the management work for the Shareholders!! It’s their capital.” Warren Buffet 18